      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2001

                                                   REGISTRATION NUMBER 333-52624
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRANT PRIDECO, INC.                            DELAWARE                   76-0312499
GP EXPATRIATE SERVICES, INC.                   DELAWARE                   76-0632330
GRANT PRIDECO HOLDING, LLC                     DELAWARE                   76-0635560
GRANT PRIDECO, L.P.                            DELAWARE                   76-0635557
GRANT PRIDECO USA, LLC                         DELAWARE                   51-0397748
STAR OPERATING COMPANY                         DELAWARE                   76-0655528
TA INDUSTRIES, INC.                            DELAWARE                   76-0497435
TEXAS ARAI, INC.                               DELAWARE                   74-2150314
TUBE-ALLOY CAPITAL CORPORATION                  TEXAS                     76-0012315
TUBE-ALLOY CORPORATION                        LOUISIANA                   72-0714357
XL SYSTEMS INTERNATIONAL, INC.                 DELAWARE                   76-0602808
XL SYSTEMS, L.P.                                TEXAS                     76-0324868
(Exact name of registrants as       (States or other jurisdictions     (I.R.S. Employer
  specified in their charters)           of incorporation or         Identification Nos.)
                                            organization)

                       1450 LAKE ROBBINS DRIVE, SUITE 600
                           THE WOODLANDS, TEXAS 77380
                                 (281) 297-8500
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                              MR. PHILIP A. CHOYCE
                       VICE PRESIDENT AND GENERAL COUNSEL
                              GRANT PRIDECO, INC.
                       1450 LAKE ROBBINS DRIVE, SUITE 600
                           THE WOODLANDS, TEXAS 77380
                                 (281) 297-8500
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:

                                CHARLES H. STILL
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: Approximately 30 days after this registration statement becomes effective or as soon as practicable thereafter.

    If any of the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment is being filed solely to update certain exhibits to this registration statement. No other changes are made hereby.


                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 21. EXHIBITS.


          2.1 (b)        -- Distribution Agreement, dated as of March 22, 2000,
                            between Weatherford and Grant
          3.1 (b)        -- Restated Certificate of Incorporation of Grant Prideco,
                            Inc.
          3.2 (a)        -- Restated Bylaws of Grant Prideco, Inc.
          3.3 (c)        -- Certificate of Incorporation of GP Expatriate Services,
                            Inc.
          3.4 (c)        -- By-laws of GP Expatriate Services, Inc.
          3.5 (c)        -- Limited Liability Company Agreement of Grant Prideco
                            Holding, LLC
          3.6 (c)        -- Agreement of Limited Partnership of Grant Prideco, LP
          3.7 (c)        -- Limited Liability Company Agreement of Grant Prideco USA,
                            LLC
          3.8 (c)        -- Certificate of Incorporation of Star Operating Company
          3.9 (c)        -- By-laws of Star Operating Company
          3.10(c)        -- Certificate of Incorporation of TA Industries, Inc.
          3.11(c)        -- By-laws of TA Industries, Inc.
          3.12(c)        -- Certificate of Incorporation of Texas Arai, Inc.
          3.13(c)        -- By-laws of Texas Arai, Inc.
          3.14(c)        -- Restated Articles of Incorporation of Tube-Alloy Capital
                            Corporation
          3.15(c)        -- Amended and Restated By-laws of Tube-Alloy Capital
                            Corporation
          3.16(c)        -- Articles of Incorporation of Tube-Alloy Corporation and
                            Amendment thereto
          3.17(c)        -- Amended and Restated By-laws of Tube-Alloy Corporation
          3.18(c)        -- Certificate of Incorporation of XL Systems International,
                            Inc.
          3.19(c)        -- Amended and Restated By-laws of XL Systems International,
                            Inc.
          3.20(c)        -- Agreement of Limited Partnership of XL Systems, L.P.
          4.1 (f)        -- Amended and Restated Loan and Security Agreement
          4.2 (f)        -- First Amendment to Loan and Security Agreement
          4.3 (f)        -- Second Amendment to Loan and Security Agreement
          4.4 (f)        -- Third Amendment to Loan and Security Agreement
          4.5 (b)        -- Guaranty, dated April 14, 2000, by Grant Prideco, Inc.'s subsidiaries in favor of Transamerica Business Credit
                            Corporation, as agent
          4.6 (f)        -- Amended and Restated Pledge Agreement
          4.7 (f)        -- Indenture for 9 5/8% Senior Notes due 2007
          4.8 (f)        -- Form of 9 5/8% Senior Notes due 2007 (included in Exhibit
                            4.7)
          5.1            -- Opinion of Philip A. Choyce, Vice President and General
                            Counsel of Grant Prideco
          5.2            -- Opinion of Sher Garner et al., special Louisiana counsel to Tube-Alloy Corporation
          5.3            -- Opinion of Fulbright & Jaworski L.L.P.
         10.1            -- See exhibits 2.1 and 4.1 through 4.7 for certain items
                            constituting material contracts.
         10.2 (a)        -- Grant Prideco, Inc. 2000 Non-Employee Director Stock
                            Option Plan
         10.3 (a)        -- Grant Prideco, Inc. 2000 Employee Stock Option and
                            Restricted Stock Plan
         10.4 (a)        -- Grant Prideco, Inc. Executive Deferred Compensation Plan
         10.5 (a)        -- Grant Prideco, Inc. Foreign Executive Deferred
                            Compensation Plan
         10.6 (a)        -- Grant Prideco, Inc. Deferred Compensation Plan for
                            Non-Employee Directors
         10.7 (d)        -- Employment Agreement dated April 14, 2000 with Bernard J.
                            Duroc-Danner
         10.8 (d)        -- Employment Agreement with Frances R. Powell
         10.9 (f)        -- Employment Agreement with Curtis W. Huff
         10.10(d)        -- Change of Control Agreement dated April 14, 2000 with
                            William Chunn
         10.11(e)        -- Preferred Supplier Agreement dated April 14, 2000,
                            between Grant Prideco, Inc. and Weatherford
                            International, Inc.
         10.12(e)        -- Tax Allocation Agreement dated April 14, 2000 between
                            Grant Prideco and Weatherford

         10.13(f)        -- Exchange and Registration Rights Agreement dated as of
                            December 4, 2000, among the registrants and Lehman
                            Brothers Inc.
         10.14(a)        -- Grant Prideco, Inc. 401(k) Savings Plan
         10.15(a)        -- Investment Agreement, dated as of April 29, 1999, by and between Grant Prideco, Inc. and Voest-Alpine Schienen
                            GmbH & Co KG
         10.16(a)        -- Operating Agreement, dated as of July 23, 1999, by and
                            between Grant Prideco, Inc. and Voest-Alpine Schienen
                            GmbH & Co KG
        +10.17(a)        -- Supply Agreement, dated as of July 23, 1999, by and
                            between Voest-Alpine Stahlrohr Kindberg GmbH & Co KG and
                            Grant Prideco, Inc.
         10.18(a)        -- Manufacturing and Sales Agreement, dated as of January 1,
                            1996, by and between Grant Prideco, S.A. and Oil Country
                            Tubular Limited
         10.19(a)        -- Stock Purchase Agreement, dated as of June 19, 1998, by and among Weatherford, Pridecomex Holding, S.A. de C.V.,
                            Tubos de Acero de Mexico S.A. and Tamsider S.A. de C.V.
        +10.20(a)        -- Master Technology License Agreement, dated as of June 19,
                            1998, by and between Grant Prideco, Inc. and DST
                            Distributors of Steel Tubes Limited
         10.21(a)        -- Agreement, dated as of November 12, 1998, by and between
                            Tubos de Acero de Mexico, Tamsider S.A. de C.V., DST
                            Distributors of Steel Tubes Limited, Techint Engineering
                            Company, Weatherford, Grand Prideco, Pridecomex Hold-
                            ing, S.A. de C.V. and Grant Prideco, S.A. de C.V.
         10.22(a)        -- Agreement, dated as of December 1, 1998, by and between
                            Tubos de Acero de Mexico, Tamsider S.A. de C.V.,
                            Weatherford and Pridecomex Holdings, S.A. de C.V.
         12.1*           -- Statements re Computation of Ratios
         21.1 (f)        -- Subsidiaries of Registrant
         23.1*           -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Philip A. Choyce (included in exhibit 5.1)
         23.3            -- Consent of Sher Garner et al (included in exhibit 5.2)
         23.4            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            exhibit 5.3)
         24.1*           -- Powers of Attorney
         25.1*           -- Statement of Eligibility of Trustee
         99.1*           -- Letter of Transmittal and Notice of Guaranteed Delivery


---------------


 *   Previously filed.


 + Certain portions of these exhibits were intentionally excluded pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(a) Incorporated by reference to Grant Prideco, Inc.'s Registration Statement on Form 10 (file No. 00115423).

(b) Incorporated by reference to Grant Prideco, Inc.'s Registration Statement on Form S-3 (Registration No. 333-35272).

(c) Incorporated by reference to the registrants' Registration Statement on Form S-3 (Registration No. 333-48722).

(d) Incorporated by reference to Grant Prideco Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

(e) Incorporated by reference from Weatherford International, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

(f) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, on May 14, 2001.


     in the City of The Woodlands, State of Texas:
                                            GRANT PRIDECO, INC.
                                            GP EXPATRIATE SERVICES, INC.
                                            GRANT PRIDECO HOLDING, LLC
                                            GRANT PRIDECO, L.P.
                                            STAR OPERATING COMPANY
                                            TA INDUSTRIES, INC.
                                            TEXAS ARAI, INC.
                                            TUBE-ALLOY CAPITAL CORPORATION
                                            TUBE-ALLOY CORPORATION
                                            XL SYSTEMS INTERNATIONAL, INC.
                                            XL SYSTEMS, L.P.

                                            By:    /s/ CURTIS W. HUFF
                                            ------------------------------------
                                                       Curtis W. Huff
                                               President and Chief Executive
                                                          Officer
                                                    or President of each

     in the City of Wilmington, State of Delaware:
                                            GRANT PRIDECO USA, LLC

                                            By:              *
                                            ------------------------------------
                                                        Sal Segreto,
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 14, 2001.


     With respect to Grant Prideco, Inc.:


             /s/ CURTIS W. HUFF                 Chief Executive Officer, President and
---------------------------------------------   Director (principal executive officer)
               Curtis W. Huff

                      *                         Chief Financial Officer, Vice President and
---------------------------------------------   Treasurer (principal financial and accounting
              Frances R. Powell                 officer)

                                                Chairman of the Board, Director
---------------------------------------------
           Bernard J. Duroc-Danner

                                                Director
---------------------------------------------
               Eliot M. Fried

                      *                         Director
---------------------------------------------
              Sheldon B. Lubar

                      *                         Director
---------------------------------------------
             William E. Macaulay

                      *                         Director
---------------------------------------------
            Robert K. Moses, Jr.

                                                Director
---------------------------------------------
               Robert A. Rayne

     With respect to GP Expatriate Services, Inc., Grant Prideco Holding, LLC, Grant Prideco, L.P. Star Operating Company, TA Industries, Inc., Texas Arai, Inc., Tube-Alloy Capital Corporation, Tube-Alloy Corporation, XL Systems International, Inc. and XL Systems, L.P.:

             /s/ CURTIS W. HUFF                 President (principal executive officer) of
---------------------------------------------   each and Director of each corporation and
               Curtis W. Huff                   manager of Grant Prideco Holding, LLC

                      *                         Treasurer (principal financial officer) of
---------------------------------------------   each and Director of each corporation and
              Frances R. Powell                 manager of Grant Prideco Holding, LLC

            /s/ PHILIP A. CHOYCE                Director of each corporation and manager of
---------------------------------------------   Grant Prideco Holding, LLC
              Philip A. Choyce

     With respect to Grant Prideco USA, LLC:


                      *                         President (principal executive officer) and
---------------------------------------------   manager
                 Sal Segreto

                      *                         Treasurer (principal financial officer) and
---------------------------------------------   manager
                Linda Bubacz

                      *                         Manager
---------------------------------------------
                 Dave Weigel

           *By: /s/ CURTIS W. HUFF
---------------------------------------------
      Curtis W. Huff, Attorney-in-fact

                               INDEX TO EXHIBITS


          2.1 (b)        -- Distribution Agreement, dated as of March 22, 2000,
                            between Weatherford and Grant
          3.1 (b)        -- Restated Certificate of Incorporation of Grant Prideco,
                            Inc.
          3.2 (a)        -- Restated Bylaws of Grant Prideco, Inc.
          3.3 (c)        -- Certificate of Incorporation of GP Expatriate Services,
                            Inc.
          3.4 (c)        -- By-laws of GP Expatriate Services, Inc.
          3.5 (c)        -- Limited Liability Company Agreement of Grant Prideco
                            Holding, LLC
          3.6 (c)        -- Agreement of Limited Partnership of Grant Prideco, LP
          3.7 (c)        -- Limited Liability Company Agreement of Grant Prideco USA,
                            LLC
          3.8 (c)        -- Certificate of Incorporation of Star Operating Company
          3.9 (c)        -- By-laws of Star Operating Company
          3.10(c)        -- Certificate of Incorporation of TA Industries, Inc.
          3.11(c)        -- By-laws of TA Industries, Inc.
          3.12(c)        -- Certificate of Incorporation of Texas Arai, Inc.
          3.13(c)        -- By-laws of Texas Arai, Inc.
          3.14(c)        -- Restated Articles of Incorporation of Tube-Alloy Capital
                            Corporation
          3.15(c)        -- Amended and Restated By-laws of Tube-Alloy Capital
                            Corporation
          3.16(c)        -- Articles of Incorporation of Tube-Alloy Corporation and
                            Amendment thereto
          3.17(c)        -- Amended and Restated By-laws of Tube-Alloy Corporation
          3.18(c)        -- Certificate of Incorporation of XL Systems International,
                            Inc.
          3.19(c)        -- Amended and Restated By-laws of XL Systems International,
                            Inc.
          3.20(c)        -- Agreement of Limited Partnership of XL Systems, L.P.
          4.1 (f)        -- Amended and Restated Loan and Security Agreement
          4.2 (f)        -- First Amendment to Loan and Security Agreement
          4.3 (f)        -- Second Amendment to Loan and Security Agreement
          4.4 (f)        -- Third Amendment to Loan and Security Agreement
          4.5 (b)        -- Guaranty, dated April 14, 2000, by Grant Prideco, Inc.'s subsidiaries in favor of Transamerica Business Credit
                            Corporation, as agent
          4.6 (f)        -- Amended and Restated Pledge Agreement
          4.7 (f)        -- Indenture for 9 5/8% Senior Notes due 2007
          4.8 (f)        -- Form of 9 5/8% Senior Notes due 2007 (included in Exhibit
                            4.7)
          5.1            -- Opinion of Philip A. Choyce, Vice President and General
                            Counsel of Grant Prideco
          5.2            -- Opinion of Sher Garner et al., special Louisiana counsel to Tube-Alloy Corporation
          5.3            -- Opinion of Fulbright & Jaworski L.L.P.
         10.1            -- See exhibits 2.1 and 4.1 through 4.7 for certain items
                            constituting material contracts.
         10.2 (a)        -- Grant Prideco, Inc. 2000 Non-Employee Director Stock
                            Option Plan
         10.3 (a)        -- Grant Prideco, Inc. 2000 Employee Stock Option and
                            Restricted Stock Plan
         10.4 (a)        -- Grant Prideco, Inc. Executive Deferred Compensation Plan
         10.5 (a)        -- Grant Prideco, Inc. Foreign Executive Deferred
                            Compensation Plan
         10.6 (a)        -- Grant Prideco, Inc. Deferred Compensation Plan for
                            Non-Employee Directors
         10.7 (d)        -- Employment Agreement dated April 14, 2000 with Bernard J.
                            Duroc-Danner
         10.8 (d)        -- Employment Agreement with Frances R. Powell
         10.9 (f)        -- Employment Agreement with Curtis W. Huff
         10.10(d)        -- Change of Control Agreement dated April 14, 2000 with
                            William Chunn
         10.11(e)        -- Preferred Supplier Agreement dated April 14, 2000,
                            between Grant Prideco, Inc. and Weatherford
                            International, Inc.
         10.12(e)        -- Tax Allocation Agreement dated April 14, 2000 between
                            Grant Prideco and Weatherford

         10.13(f)        -- Exchange and Registration Rights Agreement dated as of
                            December 4, 2000, among the registrants and Lehman
                            Brothers Inc.
         10.14(a)        -- Grant Prideco, Inc. 401(k) Savings Plan
         10.15(a)        -- Investment Agreement, dated as of April 29, 1999, by and between Grant Prideco, Inc. and Voest-Alpine Schienen
                            GmbH & Co KG
         10.16(a)        -- Operating Agreement, dated as of July 23, 1999, by and
                            between Grant Prideco, Inc. and Voest-Alpine Schienen
                            GmbH & Co KG
        +10.17(a)        -- Supply Agreement, dated as of July 23, 1999, by and
                            between Voest-Alpine Stahlrohr Kindberg GmbH & Co KG and
                            Grant Prideco, Inc.
         10.18(a)        -- Manufacturing and Sales Agreement, dated as of January 1,
                            1996, by and between Grant Prideco, S.A. and Oil Country
                            Tubular Limited
         10.19(a)        -- Stock Purchase Agreement, dated as of June 19, 1998, by and among Weatherford, Pridecomex Holding, S.A. de C.V.,
                            Tubos de Acero de Mexico S.A. and Tamsider S.A. de C.V.
        +10.20(a)        -- Master Technology License Agreement, dated as of June 19,
                            1998, by and between Grant Prideco, Inc. and DST
                            Distributors of Steel Tubes Limited
         10.21(a)        -- Agreement, dated as of November 12, 1998, by and between
                            Tubos de Acero de Mexico, Tamsider S.A. de C.V., DST
                            Distributors of Steel Tubes Limited, Techint Engineering
                            Company, Weatherford, Grand Prideco, Pridecomex Hold-
                            ing, S.A. de C.V. and Grant Prideco, S.A. de C.V.
         10.22(a)        -- Agreement, dated as of December 1, 1998, by and between
                            Tubos de Acero de Mexico, Tamsider S.A. de C.V.,
                            Weatherford and Pridecomex Holdings, S.A. de C.V.
         12.1*           -- Statements re Computation of Ratios
         21.1(f)         -- Subsidiaries of Registrant
         23.1*           -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Philip A. Choyce (included in exhibit 5.1)
         23.3            -- Consent of Sher Garner et al (included in exhibit 5.2)
         23.4            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            exhibit 5.3)
         24.1*           -- Powers of Attorney
         25.1*           -- Statement of Eligibility of Trustee
         99.1*           -- Letter of Transmittal and Notice of Guaranteed Delivery


---------------


 *   Previously filed.


 + Certain portions of these exhibits were intentionally excluded pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(a) Incorporated by reference to Grant Prideco, Inc.'s Registration Statement on Form 10 (file No. 00115423).

(b) Incorporated by reference to Grant Prideco, Inc.'s Registration Statement on Form S-3 (Registration No. 333-35272).

(c) Incorporated by reference to the registrants' Registration Statement on Form S-3 (Registration No. 333-48722).

(d) Incorporated by reference to Grant Prideco Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

(e) Incorporated by reference from Weatherford International, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

(f) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.